DAL02:136713.10

                                TABLE OF CONTENTS

Basic Lease Information

                                                                            Page

Lease Date                                                                   iii
Tenant                                                                       iii
Tenant's Address                                                             iii
Tenant's Contact                                                             iii
Landlord                                                                     iii

Landlord's Address                                                           iii
Landlord's Contact                                                           iii
Premises                                                                     iii
Term                                                                         iii
Basic Rental                                                                 iii
Security Deposit                                                             iii
Rent                                                                         iii
Permitted Use                                                                iii
Tenant's Proportionate Share                                                 iii
Construction Allowance                                                        iv
Comparable Buildings                                                          iv

Lease Agreement

Definitions and Basic Provisions                                               1
Lease Grant                                                                    1
Term                                                                           1
Rent                                                                           1
Security Deposit                                                               2
Landlord's Obligations                                                         2
Improvements; Alterations; Repairs; Maintenance                                4
Use                                                                            5
Assignment and Subletting                                                      6
Insurance; Waivers; Subrogation; Indemnity                                     7
Subordination; Attornment; Notice to Landlord's Mortgagee                      7
Rules and Regulations                                                          8
Condemnation                                                                   8
Fire or Other Casualty                                                         9
Events of Defaul                                                               9
Remedies                                                                      10
Payment; Non-Waiver                                                           11
Landlord's Lien                                                               11
Surrender of Premises                                                         12
Holding Over                                                                  12
Certain Rights Reserved by Landlord                                           12
Substitution Space                                                            13
Miscellaneous                                                                 14

         Exhibits

         Exhibit A         Outline of the Premises
         Exhibit A-1       Legal Description of the Land
         Exhibit B         Building Rules and Regulations
         Exhibit C         Operating Expenses
         Exhibit D         Tenant Finish Work: Plans
         Exhibit D-1       Plans/Specifications
         Exhibit E         Renewal Option
         Exhibit F         Parking
         Exhibit G         Janitorial Specifications
         Exhibit H         Signage Criteria


                              List of Defined Terms

                                          Page

ADA                                        4
Annual Electrical Cost Statement           1
Annual Operating Statement Exh. C
Basic Cost        Exh. C
Basic Lease Information                    1
BOMA                                     iii
Building                                 iii
Building Systems                           3

Casualty                                   9
Commencement Date iii,                     1
Comparable Buildings                      iv
Construction Hard Costs    Exh. D
Construction Allowance     iv, Exh. D
Controllable Expenses      Exh. C
Damage Notice                              9
Electrical Costs                           1
Event of Default                           9
Excess                                  Exh. C
Expense Stop                            Exh. C
Initial Liability Insurance Amount         7
Land                                      iii
Landlord                                  iii, 1
Landlord's Mortgagee                       8
Lease                                      1
Loss                                      6
Mortgage                                  7
Park                                      iii
Parking Area                          Exh. F
Permitted Transfer                         6
Premises                                 iii
Primary Lease                              7
Project                                  iii
Rentable Square Feet                     iii
Rentable Square Foot                     iii
Security Deposit  iv,                      2
Shell Construction                    Exh. D
Substantial Completion                Exh. D
Substitution Effective Date               12
Substitution Notice                       12
Substitution Space                        12
Taking                                     8
Taxes    2,                              Exh. C
Tenant                                   iii, 1
Total Construction Costs   Exh. D
Total Rentable Square Feet               iii
Total Rentable Square Foot               iii

Transfer                                   6
Work                                     Exh. D
Working Drawings                          Exh. D

                             BASIC LEASE INFORMATION

                       Lease Date: January________, 1999

                       Tenant: Ethos Communications Corp.

              Tenant's Address: 6404 International Parkway, Suite

                               2200 Plano, Texas
                                     75093

                Contact: Robert W. Crull Telephone: 405-752-4473

         Landlord: CB Parkway Business Center II, Ltd., a Texas limited partnership
                Landlord's Address: 2200 Ross Avenue, Suite 4800
                                  West Dallas,
                                  Texas 75201

                    Contact: Becky Rowland Telephone: (214)754-1751

Premises: Suite No.2200, in the office building (the "Building") located or to be -------- located on the land described as International Business Park, Plano, Collin County, Texas, and whose street address is 6404 International Parkway, Plano, Texas 75093, as particularly described in Exhibit A-1 (the "Land"). The ---- Building and Land together comprise the "Project". The Premises are outlined ------- on the plan attached to the Lease as Exhibit A and shall contain approximately 3,349 square feet of rentable area ("Rentable Square Feet" or singularly --------------------- "Rentable Square Foot"). The Building contains approximately 117,654 of total --------------------- square feet of rentable area ("Total Rentable Square Feet" or singularly -------------------------- "Total Rentable Square Foot"). As soon as reasonably practicable, the --------------------------- rentable area shall be calculated and confirmed by Landlord's architect utilizing the American National Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 - 1996, as adopted by the Building Owners and Managers Association International ("BOMA") and the actual Rentable Square Feet, Total Rentable Square Feet and Tenant's Proportionate Share shall be adjusted as necessary based upon such calculations. In the event of any adjustment to Rentable Square Feet, Total Rentable Square Feet or Tenant's Proportionate Share, Landlord and Tenant shall execute an amendment to the Lease confirming the adjusted Rentable Square Feet, Total Rentable Square Feet and Tenant's Proportionate Share.

Term: Commencing March 15, 1999 (the "Commencement Date"), and ending at 5:00 p.m. ----------------- March 31, 2005, subject to earlier termination and extension as provided in the Lease.


Basic Rental:                       Months           Annual Rate per            Basic Monthly Rental
                                    ------                                      --------------------
                                                              Rentable Square Foot

                                    1-72                               $21.00                    $5,860.75


Security  Deposit:  $5,860.75  due upon  execution of the Lease as referenced in
Section 5 of the Lease

Rent: Basic Rental, Tenant's share of Electrical Costs, Excess (if any), and all other sums that Tenant may owe to Landlord under the Lease.

Permitted Use:             General office use.

Tenant's 2.84648% (which is the percentage obtained by dividing the Rentable Proportionate Share: Square Feet by the Total Rentable Square Feet; Tenant's Proportionate Share is subject to adjustment upon confirmation of the Rentable Square Feet and Total Rentable Square Feet as provided above)

Construction      Allowance:       Turn key per plans attached as Exhibit "D-1".

Comparable                          Buildings:  As used  herein or in the Lease,
                                    the term "Comparable Buildings" shall mean those low-rise garden style, multi-tenant, commercial office buildings completed on or after January 1, 1997, which are comparable to the Building in size, design, quality, use, and tenant mix, and which are located in the same market area (i.e., Plano area
                                    North of Frankford,  East of I-35E,  West of
                                    Preston Road and South of State Hwy. 121).

The foregoing Basic Lease Information is incorporated into and made a part of the related lease (the "Lease"). If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

                                                LANDLORD:

                                          CB PARKWAY BUSINESS CENTER II, LTD.,
                                            a Texas limited partnership

                                      By: 14BCO, Inc., a Texas corporation, its

general partner



                           By:

Name:
           Title:
              TENANT:
         ETHOS COMMUNICATIONS CORP.







By:
---
Name:
Title:

          THIS LEASE AGREEMENT (this "Lease") is entered into as of January _____, 1999 between ----- CB PARKWAY BUSINESS CENTER II, LTD., a Texas limited partnership ("Landlord"), and Ethos -------- Communications Corp. ("Tenant"). ------


DEFINITIONS 1. The definitions and basic provisions set forth in the Basic Lease Information AND BASIC (the "Basic Lease Information") executed by Landlord and Tenant contemporaneously
                                 -----------------------
PROVISIONS herewith are incorporated herein by reference for all purposes. To the extent of any conflict between the Basic Lease Information and any provision contained in this Lease, this Lease shall control.

LEASE GRANT 2. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

TERM 3. The Term shall commence March 15, 1999 (the "Commencement Date"), and end at ----------------- 5:00 p.m. March 31, 2005 subject to adjustment due to delays caused by Landlord as provided in Exhibit D or renewal as provided in Exhibit E. Landlord shall deliver possession of the Premises to Tenant upon execution hereof. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to Landlord's completion of any related punch-list items. Tenant shall execute and deliver to Landlord, within ten (10) days after Landlord has requested same, a letter confirming (1) the Commencement Date, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises.
RENT 4. (a) Payment. Tenant shall timely pay to Landlord the Rent ------------- without deduction or set off (except as otherwise expressly provided herein), at Landlord's Address (or such other address as Landlord may from time to time designate in writing to Tenant). Basic Rental, adjusted as herein provided, shall be payable monthly in advance. The first full monthly installment of Basic Rental shall be payable contemporaneously with the execution of this Lease; thereafter, monthly installments of Basic Rental shall be due on the first day of each succeeding calendar month during the Term. Basic Rental for any partial month at the beginning or end of the Term shall be prorated based upon the number of days within the Term during the partial month multiplied by 1/365 of the then current annual Basic Rental and shall be due on or before the fifth day immediately preceding the Commencement Date, or first day of the last calendar month of the Term, as applicable.

                                    (b)  Electrical  Costs.  Tenant shall pay to
                  Landlord an amount equal to the product of (1) the cost of all electricity used by the Project ("Electrical Costs"), multiplied by (2) Tenant's Proportionate Share. Such amount shall be payable monthly based on Landlord's reasonable estimate of the amount due for each month, and shall be due on the Commencement Date and on the first day of each calendar month thereafter.

                                    (c) Annual  Electrical  Cost  Statement.  By
                  April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Landlord's actual Electrical Costs (the "Annual Electrical Cost Statement") for the previous year adjusted as provided in
                  Section 4.(d), which shall include a reconciliation of the actual amount Tenant owes for its share of Electrical Costs against the estimated amount collected from Tenant. If such reconciliation shows that Tenant paid more than owed, then
                  Landlord shall reimburse Tenant by check or cash for such excess within thirty (30) days after delivery of the Annual Electrical Cost Statement; conversely, if Tenant paid less than it owed, then Tenant shall pay Landlord such deficiency within thirty (30) days after delivery of the Annual Electrical Cost Statement.

                                    (d)  Adjustments to Electrical  Costs.  With
                  respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Electrical Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.

           (e)      Delinquent Payment.  If any payment required by Tenant under
                                                     ------------------
                  this Lease is not paid when due, Landlord may charge Tenant a fee equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event shall the charges permitted under this section 4(e) or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

                                    (f)  Taxes.  Tenant  shall be liable for all
                  taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within ten (10) days of demand, that part of such taxes for which Tenant is primarily liable.

              (g)  Excess.  Tenant shall pay the Excess in the Basic Cost over
                                                     ------
                  the Expense Stop as such terms are defined in Exhibit C.

SECURITY 5. Contemporaneously with the execution of this Lease, Tenant shall pay to DEPOSIT Landlord, in immediately available funds, the Security Deposit, which shall be held by Landlord without liability for interest and as security for performance by Tenant of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined below). Landlord may, from time to time upon notice to Tenant and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation which Tenant was obligated, but failed to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Within a reasonable time after the expiration of the Term, as may have been extended, provided Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the balance of the Security Deposit not applied to satisfy Tenant's obligations. If Landlord transfers its interest in the Premises, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

LANDLORD'S 6. (a) Services; Maintenance. Landlord shall furnish to Tenant (1) water
                                            ---------------------
OBLIGATIONS (hot and cold) at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning from 7 a.m. to 7 p.m. Monday through Friday and 7 a.m. to 1 p.m. on Saturday (except for New Years Day. Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the Friday following Thanksgiving Day and Christmas Day which days shall be collectively referred to herein as Holidays) sufficient to maintain temperatures during these hours in the range of from 70 degrees Fahrenheit to 78 degrees Fahrenheit; (3) janitorial service to the Premises on weekdays other than holidays (Landlord reserves the right to bill Tenant separately for extra janitorial service required for any special improvements installed by or at the request of Tenant) such janitorial services to be generally in accordance with those services described on Exhibit G; (4) non-exclusive elevator for ingress and egress to the floors on which the Premises are located; (5) replacement of Building-standard light bulbs and fluorescent tubes, provided that Landlord's standard charge for such bulbs and tubes shall be paid by Tenant; and (6) electrical current (subject to Tenant's obligation to pay its share of
Electrical Costs as provided herein). If Tenant desires heat and air conditioning at any time other than times herein designated, such services shall be supplied to Tenant upon reasonable advance notice and Tenant shall pay to Landlord $40.00 per hour (minimum two hours) for each additional hour (prorated and rounded up to the nearest quarter hour) such services are provided, such amount being payable within ten (10) days of receipt of an invoice therefor. Landlord's obligation to furnish services under this Section shall be subject to the rules, regulations and other conditions or requirements of the supplier of such services and any applicable governmental entity or agency.

     (b) Maintenance. Landlord shall maintain all Shell Construction items,
                                            -----------
Building Systems (defined below), and Building common areas including all parking areas and landscaping, in good order and condition as customary for Comparable Buildings. "Building Systems" shall include all electrical, plumbing, and air conditioning systems within the Building which either were included in the Shell Construction or which were installed by Tenant pursuant to this Lease and which meet the following requirements: (i) properly approved by Landlord;
(ii) installed in conformance with all plans and specifications as approved by Landlord; (iii) Tenant shall have informed Landlord in writing of the name, address, phone number and contact person of the contractor responsible for the installation of such system; (iv) Tenant shall have assigned in writing all contractor's and manufacturer's warranties received by Tenant in connection with such system; and (v) in connection with Tenant's contracting for the installation thereof, Landlord shall have been expressly named as a third party beneficiary to, and shall have been provided copies of, such contract and any related warranties. Notwithstanding the foregoing, "Building Systems" shall not include any improvements made to or within the Premises which differ from the base building systems or are otherwise specialized to Tenant's use and occupancy of the Premises and not customary for office tenants in Comparable Buildings.

            (c) Excess Electrical Use. Landlord shall use reasonable
                                                     ---------------------
                  efforts to furnish electrical current for computers, electronic data processing equipment, special lighting, or other equipment that requires more than 120 volts, or other equipment whose electrical energy consumption exceeds normal office usage, through any existing feeders and risers serving the Building and the Premises. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 120 volts or otherwise exceeding Building capacity unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's request, be installed by Landlord (unless otherwise agreed by Landlord) at Tenant's expense, if, in Landlord's sole and absolute judgment, the same are necessary and shall not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment (other than general office machines, excluding computers and electronic data processing equipment) in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor. At the time of Tenant's submission of plans and specifications for Landlord's approval pursuant to Section 7 herein or Exhibit D to this Lease, Landlord and Tenant shall cooperate in good faith to identify any fixtures, equipment and/or appliances to be installed or placed in the Premises which fixtures, equipment or appliances would exceed the normal and customary electrical use and consumption of typical office tenants in Comparable Buildings, would affect the temperature otherwise maintained by the air conditioning system, or would require electric capacity in excess of any planned or existing feeders, risers, or wiring to the Premises. Landlord shall install as part of the original Tenant Improvements described in Exhibit "D" a separate meter for the supplemental air conditioning unit in Tenant's computer room.

                                    (d)  Restoration  of  Services;   Abatement.
                  Landlord shall use reasonable efforts to restore any service that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. However, if Tenant is prevented from making reasonable use of all or a portion of the Premises for more than thirty (30) consecutive days because of the unavailability of any such service, Tenant shall, as its exclusive remedy therefor, be entitled to abatement of Rent, or the pro rata portion thereof equivalent to the portion of the Premises rendered unusable to the entire Premises, for each consecutive day (after such thirty (30) day period) that Tenant is so prevented from making reasonable use of the Premises or the applicable portion thereof.

                                    (e) Access.  Subject to any  Building  rules
                  and regulations, necessary repairs and maintenance, and any events beyond Landlord's reasonable control which would prevent access, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week. The Building shall include twenty-four (24) hour access by security card which cards shall be provided to Tenant upon payment of a $10 refundable deposit per card.

IMPROVEMENTS; 7. (a) Improvements; Alterations. No improvements or alterations in or ------------------------- ALTERATIONS; upon the Premises, including not by limitation paint, wall coverings, floor coverings, light REPAIRS ; fixtures, window treatments, signs, advertising, or promotional lettering or other media, shall MAINTENANCE be installed or made by Tenant except in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed except that Landlord may withhold approval of any improvements or alterations which it determines, in its sole opinion, will materially and adversely affect any structural or aesthetic (only to the extent visible from outside the Premises or common areas) aspect of the Building or Building Systems. All improvements and alterations (whether temporary or permanent in character) made in or upon the Premises, either by Landlord or Tenant, shall (i) comply with all applicable laws, ordinances, rules and regulations, and (ii) be Landlord's property at the end of the Term and shall remain on the Premises without compensation to Tenant unless prior to installation, Tenant provides Landlord with written notice of all items which may be removed by Tenant and Landlord consents to such removal in advance. Such consent shall not be unreasonably withheld provided Landlord may condition such consent as it deems reasonably necessary including not by limitation requiring Tenant to replace any items upon removal with similar items comparable to any such items in the Building or, if not applicable, then Comparable Buildings. Approval by Landlord of any of Tenant's drawings and plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder. Landlord warrants and agrees that it shall complete the Building Shell Construction in compliance with all then applicable governmental laws, rules and regulations, including not by limitation the Americans with Disabilities Act of 1990 ("ADA"). Thereafter, notwithstanding --- anything in this Lease to the contrary, Tenant shall be responsible for all costs incurred to cause the Premises to comply with any such laws, rules or regulations, including not by limitation the retrofit requirements of ADA, as may be amended.

                                    (b) Tenant Repairs; Maintenance.  Except for
                  those  janitorial  services  to be  provided  by  Landlord  as expressly provided in this Lease, Tenant shall maintain its personal property and all improvements or alterations to the Premises other than those items included in Shell Construction (which shall be maintained by Landlord) in a clean, safe, operable, attractive condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Project caused by Tenant or Tenant's agents, contractors, or invitees. If Tenant fails to make such repairs or replacements within fifteen (15) days after the occurrence of such damage, then Landlord, upon written notice to Tenant, may make the same at Tenant's expense, which shall be payable to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor.

                                    (c)  Performance of Work. All work described
                  in this Section 7 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, the structure of the Building, or plumbing, electrical lines, or other utility transmission facilities or Building mechanical systems. All such work which may affect the Building's electrical, mechanical, plumbing or other systems must be approved by the Building's engineer of record.

                                    (d)  Mechanic's  Liens.   Tenant  shall  not
                  permit any mechanic's liens to be filed against the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within thirty (30) days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor.

USE 8. Tenant shall occupy and use the Premises only for the Permitted Use and shall comply with all laws, orders, rules, and regulations relating to the use, condition, and occupancy of the Premises. The Premises shall not be used for (i) any use which is disreputable, (ii) creates extraordinary fire hazards, (iii) results in an increased rate of insurance on the Building or its contents, or
(iv) the storage of any hazardous materials or substances. If, because of Tenant's acts, the rate of insurance on the Building or its contents increases, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with other tenants or Landlord in its management of the Project.

ASSIGNMENT  9.  (a)  Transfers;  Consent.  Other  than  permitted  transfers  as described
                                            ------------------
AND SUBLETTING below, Tenant shall not, without the prior written consent of Landlord, (1) advertise that any portion of the Premises is available for lease,
(2) assign,
                  transfer, or encumber this Lease or any estate or interest herein whether directly or by operation of law, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant,
                  (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 9.(a)(2) through 9.(a)(6) being a "Transfer"). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; and general references sufficient to enable Landlord to determine the proposed transferee's reputation and character. Landlord shall respond in writing to Tenant's request for a Transfer within ten (10) business days of receipt of written request therefor. Tenant shall reimburse Landlord for its attorneys' fees (not to exceed $1,000 per request) and other expenses incurred in connection with considering any request for its consent to a Transfer. Landlord shall not unreasonably withhold, delay or condition its consent except that Landlord may withhold or condition its consent if it reasonably determines that the proposed transferee or its use (including not by limitation the number of employees, hours of operation, parking requirements, electrical or other Building system requirements, conflicts or competition with existing tenants) is unacceptable, would burden the Building, or are incompatible with the Building or its occupants. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon Tenant's receipt of notice from Landlord to do so; however, Landlord shall not be obligated to accept separate Rent payments from any transferees and may require that all Rent be paid directly by Tenant.

              (i) Permitted Transfers. Tenant shall be permitted to
                                                     -------------------
                  periodically sublet portions of the Premises or to assign its rights to any parent or wholly-owned subsidiary entity, any organization resulting from a merger or a consolidation with the Tenant, or any organization succeeding to the business assets of the Tenant, provided the Premises continue to be used solely for the Permitted Use, the business and parking requirements of the subtenant or assignee are substantially the same as Tenant and the net worth of the subtenant or assignee is at least $100,000,000. Tenant shall promptly notify Landlord in writing within ten (10) days after such assignment or subletting.

                                    (b)  Additional  Compensation.  Tenant shall
                  pay to Landlord, immediately upon receipt thereof, all compensation received by Tenant for a Transfer that exceeds the Rent allocable to the portion of the Premises covered thereby. Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within ten (10) days after receipt.

                                    (c)   Cancellation.   Landlord  may,  within
                  twenty (20) days after submission of Tenant's written request for Landlord's consent to a Transfer (excluding Permitted Transfers), cancel this Lease (or, as to a subletting or assignment, cancel as to the portion of the Premises proposed to be sublet or assigned) as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer, all unamortized tenant improvements and unamortized brokerage commissions (amortized on a straight-line basis over the initial Term of the Lease) paid or payable by Landlord in connection with this Lease to the brokerage firms listed in
                  Section 23. (d) that are allocable to such portion of the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant. In such event, prior to the effective date of such termination, and subject to Landlord's direction and supervision, Tenant shall be solely responsible for the cost and construction of a wall demising the remaining Premises from the portion of the Premises as to which the Lease is terminated.

INSURANCE; 10. (a) Insurance. Tenant shall at its expense procure and maintain WAIVERS; --------- throughout the Term the following insurance policies: (1) comprehensive general liability SUBROGATION; insurance in amounts of not less than a combined single limit of $2,000,000 (the INDEMNITY "Initial Liability Insurance Amount") or such other amounts as Landlord may from time ----------------------------------- to time reasonably require, insuring Tenant, Landlord, Landlord's agents, and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, and (2) insurance covering the full value of Tenant's property and improvements, and other property (including property of others), in the Premises. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverage required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance. All such insurance policies shall be in form, and be issued by companies, reasonably satisfactory to Landlord. The term "affiliate" shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question.

                           (b) Waiver of Claims; No Subrogation. Neither Landlord nor Tenant shall have any liability to the other for any damage or injury to the property of Landlord or Tenant, including the Building and Tenant Improvements in the Premises, arising from or caused by any cause customarily insured against under a standard fire and extended casualty insurance policy, even if caused by the negligence of Landlord, Tenant, or their shareholders, partners, officers, or employees, and no insurer shall have any rights to subrogation with respect to the foregoing. Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, casualty, vandalism, acts of God, public enemy, injunction, riot, strike, inability to procure materials, insurrection, war, court order, requisition or order of governmental body or authority, or for any other causes beyond Landlord's control. All goods, property or personal effects stored or placed by Tenant in or about the Building or Premises shall be at the sole risk of Tenant.

                                    (c)  Indemnity.  Each party shall  indemnify
                  and hold harmless the other from and against any and all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorney's fees) arising from and for injury to third persons or damage of property owned by third persons and caused by the negligence or intentional torts of the indemnifying party.

SUBORDINATION; 11. (a) Subordination. This Lease shall be subordinate to any deed of trust, ------------- ATTORNMENT; mortgage, or other security instrument (a "Mortgage"), or any ground lease, -------- master NOTICE TO lease, or primary lease (a "Primary Lease"), that now or ------- ----- hereafter covers all or any LANDLORD'S part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary MORTGAGEE Lease is referred to herein as "Landlord's ---------- Mortgagee"). Landlord shall use reasonable efforts to obtain from --------- Landlord's Mortgagee, both existing and future, and deliver to Tenant a non-disturbance agreement for the benefit of Tenant in a form reasonably acceptable to Landlord, Landlord's Mortgagee, and Tenant.
                                    (b)  Attornment.  Tenant shall attorn to any
                  party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

                                    (c) Notice to Landlord's  Mortgagee.  Tenant
                  shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a period to perform Landlord's obligations hereunder, which period shall equal the cure period applicable to Landlord hereunder.

RULES AND 12. Tenant shall comply with the rules and regulations of the Building which are REGULATIONS attached hereto as Exhibit
                  B. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees.

CONDEMNATION 13. (a) Taking - Landlord's and Tenant's Rights. If any part of the
                                    Project
                     ---------------------------------------
(including parking) is taken by right of eminent domain for a period exceeding ninety (90) days or conveyed in lieu thereof (a "Taking"), and such Taking prevents Tenant from conducting
                                                       ------
its business from the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Landlord may, at its expense, relocate Tenant to similar office space within any Comparable Building owned or under the control of Landlord. Landlord shall notify Tenant of its intention to do so within thirty (30) days after the Taking. Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking until relocation. Such relocation may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocation within 180 days after Landlord has notified Tenant of its intention to relocate Tenant. If Landlord does not elect to relocate Tenant following such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within sixty (60) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking. Upon the occurrence of a Taking, Rent shall be adjusted on a reasonable basis from the first day of the Taking until such termination.

                                    (b)  Taking  -  Landlord's  Rights.  If  any
                  material portion, but less than all, of the Project or related parking becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to Landlord's Mortgagee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within thirty
                  (30) days after such Taking, shall terminate and Rent shall be apportioned as of the date of such Taking. Upon the occurrence of a Taking, Rent shall be adjusted on a reasonable basis from the first day of the Taking until such termination.

                                    (c)  Award.   If  any  Taking  occurs,   all
                  proceeds shall belong to and be paid to Landlord, and Tenant shall not be entitled to any portion thereof except that Tenant shall have all rights permitted under the laws of the State of Texas to appear, claim and prove in proceedings relative to such taking (i) the value of any fixtures, furnishings, and other personal property which are taken but which under the terms of this Lease Tenant is permitted to remove at the end of the Term, (ii) the unamortized cost (such costs having been amortized on a straight-line basis over the Term excluding any renewal terms) of Tenant's leasehold improvements which are taken that Tenant is not permitted to remove at the end of the Term and which were installed solely at Tenant's expense (i.e., not made or paid for by Landlord from the Construction Allowance or otherwise), and (iii) relocation and moving expenses, but not the value of Tenant's leasehold estate created by this Lease and only so long as such claims in no way diminish the award Landlord is entitled to from the condemning authority as provided hereunder.

          FIRE OR OTHER 14. (a) Repair Estimate. If the Premises or the Building are damaged by fire --------------- CASUALTY or other casualty (a
     "Casualty"), Landlord shall, within sixty (60) days after -------- such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed ------------- to repair or replace the damage caused by such Casualty.

                                    (b)  Landlord's  and Tenant's  Rights.  If a
                  material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the date of casualty, then Landlord may, at its expense, relocate Tenant to similar office space within any Comparable Building owned or under the control of Landlord. Landlord shall notify Tenant of its intention to do so in the Damage Notice. Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until relocation. Such relocation may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocation within one hundred eighty (180) days after Landlord has delivered the Damage Notice to Tenant. If
                  Landlord does not elect to relocate Tenant following such Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then (subject to Landlord's rights under Section 14.(c)) Landlord shall repair the Building or the Premises, as the case may be, as provided below. Upon the occurrence of a Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair or until such termination.

                                    (c) Landlord's Rights. If a Casualty damages
                  a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant, and Rent hereunder shall be abated as of the date of the Casualty.

     (d) Repair Obligation. If neither party elects to terminate this Lease
                                            -----------------
following a Casualty, then Landlord shall, within a reasonable time after such Casualty, commence to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

    EVENTS OF 15. Events of Default. Each of the following occurrences shall
                                            -----------------
constitute an
DEFAULT           "Event of Default" by Tenant:
                   ----------------

                                    (a)  Tenant's  failure  to pay Rent,  or any
                  other sums due from Tenant to Landlord under the Lease (or any other lease executed by Tenant for space in the Building), when due;

                                    (b)  Tenant's  failure  to  perform,  comply
                  with, or observe any other agreement or obligation of Tenant under this Lease (or any other lease executed by Tenant for space in the Building);

(c) The filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this Section 15.(c), any guarantor of the Tenant's obligations hereunder) (i) in any bankruptcy or other insolvency proceeding;
(ii) seeking any relief under any state or federal debtor relief law; (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (iv) for the reorganization or modification of Tenant's capital structure; and provided that in the case of any of the foregoing which is filed against Tenant, the same is not dismissed within ninety (90) days after it is filed;

(d) The admission by Tenant that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors;
                  and

                                    (e) Tenant  vacates the Premises or fails to
                  continuously operate its business at the Premises for a period of ninety (90) days or more.

REMEDIES 16. (a) Landlord's Remedies. Upon any Event of Default by Tenant, Landlord may, subject to any judicial process and notice to the extent required by Title 4, Chapter 24 of the Texas Property Code, as may be amended, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

(i) Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 15.(a), and
(3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates", minus (B) the then present fair rental value of the Premises for such period, similarly discounted; or

(ii) Terminate Tenant's right to possession of the Premises
                  without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord
                  (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 15.(a), and (3) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of , the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Re-entry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 16.(a)(ii). If Landlord elects to proceed under this Section 16.(a)(ii), it may at any time elect to terminate this Lease under Section 16.(a)(i).

(iii) Notwithstanding anything to the contrary herein, Tenant shall not be deemed to have waived any requirements of Landlord to mitigate damages upon an Event of Default as required by law.

                             (b) Tenant's Remedies.

(i) Notice and Cure. If Landlord should fail to
                                                              ---------------
                  perform or observe any covenant, term, provision or condition of this Lease and such default should continue beyond a period of ten (10) days as to a monetary default or thirty (30) days (or such longer period as is reasonably necessary to remedy such default, provided Landlord shall diligently pursue such remedy until such default is cured) as to a non-monetary default, after in each instance written notice thereof is given by Tenant to Landlord and Landlord's Mortgagee, then, in any such event Tenant shall have the right (but no obligation) to cure the default, and Landlord shall reimburse Tenant for all reasonable sums expended in so curing said default. Tenant specifically agrees that Landlord's Mortgagee may enter the Premises upon reasonable notice to Tenant to cure any such default and that the cure of any default by Landlord's Mortgagee shall be deemed a cure by Landlord under this Lease.

(ii) Set-off. If Tenant obtains a judgment against ------- Landlord or any assignee for any default by Landlord under this Lease and (i) Tenant provided Landlord's Mortgagee notice and opportunity to cure as described in Section 16(b)(i) above, (ii) said judgment is final and all rights of appeal have been exercised or have expired, and (iii) such judgment remains unsatisfied upon thirty (30) days written notice thereof to Landlord's Mortgagee, Tenant may set off such judgment against Rent.

PAYMENT; 17. (a) Payment. Upon any Event of Default by Tenant, Tenant shall pay to -------
NON-WAIVER Landlord all costs incurred by Landlord (including court costs and reasonable attorney's fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting),
                  (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.

                                    (b) No Waiver. Acceptance or payment of Rent
                  following any Event of Default shall not waive any rights regarding such Event of Default. No waiver by any party of any violation or breach of any of the terms contained herein shall waive any rights regarding any future violation of such term or violation of any other term.

LANDLORD'S        INTENTIONALLY DELETED
LIEN

SURRENDER OF 19. No act by Landlord shall be deemed an acceptance of a surrender of the PREMISES Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is made in writing and signed by Landlord. At the expiration or termination of this Lease, subject to Landlord's obligation to maintain the Building, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage not caused by Tenant, as to which Sections 13 and 14 shall control) excepted, and shall deliver to Landlord all keys and/or access cards to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant may remove such additional items as Landlord may have agreed. Tenant shall repair all damage caused by removal of any items. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 19 shall survive the end of the Term.

HOLDING OVER 20. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rental equal to the greater of (a) 150% of the daily Basic Rental payable during the last month of the Term, or (b) the then prevailing market rental rate for leases then being entered into for similar space in Comparable Buildings.

CERTAIN RIGHTS 21. Provided that the exercise of such rights does not unreasonably interfere with RESERVED BY Tenant's occupancy of the Premises, and upon reasonable advance notice provided by LANDLORD Landlord to Tenant (except in case of emergency), Landlord shall have the following rights:
                                    (a) to  decorate  and to  make  inspections,
                  repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities (Landlord shall use reasonable efforts to complete any work requiring the suspension of Building services and facilities during off-business hours when reasonably and commercially practicable to do so); and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

                                    (b) to  take  such  reasonable  measures  as
                  Landlord deems advisable for the security of the Building and its occupants, including without limitation searching all items entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

(c) to change the name by which the Building is designated; and

                                    (d) upon reasonable advance notice, to enter
                  the Premises during Tenant's regular business hours (or at any time when accompanied by a representative of Tenant) to show the Premises to prospective purchasers or lenders, and within the last six months of the Term to show the Premises to prospective tenants.

SUBSTITUTION      22.  (a) From  time to time  during  the  Term,  Landlord  may
                  substitute  for  the  SPACE   Premises   other   substantially
                  comparable space that has an area at least equal but not greater than 105% of that of the Premises and is located in the Building or in any building located in International
                  Business Park which is owned or managed by Landlord or an affiliate of Landlord (the "Substitution Space");

                                    (b) If  Landlord  exercises  such  right  by
                  giving Tenant notice thereof ("Substitution Notice") at least 60 days before the effective date of such substitution, then
                  (1) the description of the Premises shall be replaced by the description of the Substitution Space; and (2) all of the terms and conditions of this Lease shall apply to the Substitution Space except that (A) if the then unexpired balance of the Term shall be less than one year, then the Term shall be extended so that the Term shall be one year from the Substitution Effective Date (defined below), and (B) if the Substitution Space contains more square footage than the
                  Premises, then the Basic Rental then in effect shall be increased proportionately (provided that such increase shall not exceed 105% of the Basic Rental due for the Premises) and shall be subject to adjustment as herein provided. The effective date of such substitution (the "Substitution Effective Date") shall be the date specified in the Substitution Notice or, if Landlord is required to perform tenant finish work to the Substitution Space under Section 22.(c), then the date on which Landlord substantially completes such tenant finish work. If Landlord is delayed in performing the tenant finish work by Tenant's actions (either by Tenant's change in plans and specifications for such work or otherwise), then the Substitution Effective Date shall not be extended and Tenant shall pay Rent for the Substitution Space beginning on the date specified in the Substitution Notice;

                                    (c) Tenant may either  accept  possession of
                  the Substitution Space in its "as is" condition as of the Substitution Effective Date or require Landlord to alter the Substitution Space in the same manner as the Premises were altered or were to be altered. Tenant shall deliver to Landlord written notice of its election within ten (10) days after the Substitution Notice has been delivered to Tenant. If Tenant fails to timely deliver notice of its election or if an Event of Default then exists, then Tenant shall be deemed to have elected to accept possession of the Substitution Space in its "as is" condition. If Tenant timely elects to require Landlord to alter the Substitution Space, then (1) notwithstanding Section 22.(b), if the then unexpired balance of the Term is less than three years, then the Term shall be extended so that it continues for three years from the Substitution Effective Date, and (2) Tenant shall continue to occupy the Premises (upon all of the terms of this Lease) until the Substitution Effective Date;

                                    (d) Tenant shall move from the Premises into
                  the Substitution Space and shall surrender possession of the Premises as provided in Section 19 by the Substitution Effective Date. If Tenant occupies the Premises after the Substitution Effective Date, then Tenant's occupancy of the Premises shall be a tenancy at will (and, without limiting all other rights and remedies available to Landlord, including instituting a forcible detainer suit), Tenant shall pay Basic Rental for the Premises as provided in Section 20 and all other Rent due therefor until such occupancy ends; such amounts shall be in addition to the Rent due for the Substitution Space; and

                                    (e) If Landlord  exercises its  substitution
                  right, then Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket expenses for moving Tenant's furniture, equipment, supplies , telephone equipment, telephone lines, computer lines, wiring, data circuits, special wiring, and lieberts units. from the Premises to the Substitution Space and for reprinting Tenant's stationery of the same quality and quantity of Tenant's stationery supply on hand immediately prior to Landlord's notice to Tenant of the exercise of this relocation right. If the Substitution Space contains more square footage than the Premises, and if the Premises were carpeted, Landlord shall supply and install an equal amount of carpeting of the same or equivalent quality and color.

MISCELLANEOUS 23. (a) Landlord Transfer. Landlord may transfer, in whole or in part, the ----------------- Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease and such assignee assumes Landlord's obligations hereunder, then Landlord shall thereby be released from any further obligations hereunder.

(b) Landlord's Liability. The liability of Landlord to Tenant for any
                                            --------------------
default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable from the interest of Landlord in the Project (including any rents, profits, or other proceeds therefrom), and Landlord shall not be personally liable for any deficiency. This section shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

                                    (c) Force  Majeure.  Other than for Tenant's
                  monetary obligations under this Lease and obligations which can be cured by the payment of money (e.g., maintaining insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

                                    (d)  Brokerage.  Landlord  and  Tenant  each
                  warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Trammell Crow D/FW and Colliers International, whose commissions shall be paid by Landlord. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

                                    (e)  Estoppel  Certificates.  From  time  to
                  time, either Landlord or Tenant shall furnish, within ten (10) business days after request therefor, a signed certificate confirming and containing such factual certifications and representations as to this Lease as the requesting party may reasonably request.

                                    (f)   Notices.   All   notices   and   other
                  communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended address, or (3) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States Mail; all other notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

                                    (g) Separability. If any clause or provision
                  of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

                                    (h)  Amendments;  and Binding  Effect.  This
                  Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by Landlord or Tenant, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

                                    (i) Quiet  Enjoyment.  Provided  Tenant  has
                  performed all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

                                    (j) Joint and Several Liability. If there is
                  more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

         (k) Use of Lobby and/or Common Areas. During the term, and only
                        --------------------------------
                                            on

                  weekends, holidays, and between the hours of 6:00 p.m. and 7:00 a.m. on weekends (other than holidays), Tenant shall have the right to use the building lobby and/or common areas, without charge, for any Tenant-sponsored special event, provided (a) Tenant gives Landlord reasonable prior written notice of the date, time and nature of the event, (b) the date and time of the event do not conflict with another previously scheduled event, (c) Tenant reimburses Landlord for all out-of-pocket expenses Landlord incurs in connection with the event, (d) Tenant indemnifies and holds Landlord harmless from and against any and all claims, actions, damages or liens resulting from Tenant's use of lobby and/or common areas, including any reasonable attorney's fees incurred by Landlord,
                  (e) Tenant complies in all respects with applicable law, (f) Landlord approves, in its sole discretion, all aspects of Tenant's intended use of the Building lobby and/or common areas, and (g) Tenant shall not use the Building lobby and/or common areas for such events for more than twelve (12) days in any calendar year.

          (l) Captions. The captions contained in this Lease are for convenience -------- of reference only, and do not limit or enlarge the terms and conditions of this Lease.

                                    (m) No Merger.  There  shall be no merger of
                  the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

                                    (n) No Offer.  The  submission of this Lease
                  to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(o) Exhibits. The following exhibits hereto are incorporated herein by
                                            --------
                  this reference:

                                            Exhibit  A  -  Outline  of  Premises
                                            Exhibit A-1 - Legal  Description  of
                                            the Land Exhibit B - Building  Rules
                                            and   Regulations    Exhibit   C   -
                                            Operating   Expenses   Exhibit  D  -
                                            Tenant  Finish Work:  Plans  Exhibit
                                            D-1 - Plans/Specifications Exhibit E
                                            - Renewal Option Exhibit F - Parking
                                            Exhibit      G     -      Janitorial
                                            Specifications  Exhibit  H - Signage
                                            Criteria

                                    (o) Entire Agreement. This Lease constitutes
                  the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

(p)  Representations   and  Warranties.   Landlord  and  Tenant  each  represent
------------------------------
and warrant that the person executing this Lease on its behalf is acting in his or her capacity as an officer or partner, as applicable, with due authorization and authority to bind Landlord or Tenant, as applicable, to this Lease. Landlord represents and warrants that it has good title to the Project so to fully and properly lease the Premises to Tenant as provided herein. Landlord represents and warrants that the Project conforms in all material respects to all applicable laws, ordinances, rules and regulations generally applicable to commercial office buildings in Plano, Texas, as of the date hereof. Further, Landlord represents and warrants that, to Landlord's knowledge, the Project contains no hazardous substances as currently defined under applicable law, except those used in the operation of the Building and which are being used in compliance with applicable law. Other than any express warranties contained herein, neither Landlord nor Tenant make any implied warranties of any kind or nature, and the parties hereby waive any claims upon any such implied warranties.

         DATED as of the date first above written.

LANDLORD:                                                     TENANT:

         CB PARKWAY BUSINESS CENTER II, LTD.,        ETHOS COMMUNICATIONS CORP.
         a Texas limited partnership
         By: 14BCO, Inc., general partner

By:
By:

         Name:
---------
Name:
         Title:

Title:

                                 DAL02:136713.10

                                    EXHIBIT A

                             OUTLINE OF THE PREMISES

                                                    EXHIBIT A-1

                          LEGAL DESCRIPTION OF THE LAND

BEING a 7.1557 acre tract of land situated in the Mary A. Taylor Survey, Abstract No. 897 and the Edwin Allen Survey, Abstract No. 8, City of Plano, Collin County, Texas and being part of that certain tract of land conveyed to Crow-Billingsley #30, Ltd. as recorded in Volume 1690, Page 296 and further being part of that certain tract of land conveyed to Henry Billingsley as recorded in Collin County Clerk #95-0067322 Deed Records, Collin County, Texas and being more particularly described as follows:

COMMENCING at a point for corner in the center line of Midway Road (100' R.O.W.), said corner also being in the South line of International Parkway (110' R.O.W.);

THENCE South 89 degrees 3 minutes 56 seconds East, departing said center line, a distance of 1135.46 feet to a point for corner at the beginning of a curve to the right having a central angle of 04 degrees 40 minutes 24 seconds, a radius of 945.00 feet, a tangent of 38.56 feet and a chord bearing and distance of South 86 degrees 43 minutes 34 seconds East, 77.06 feet;

THENCE along said curve to the right and along the said south line of International Parkway, an arc distance of 77.08 feet to a 5/8" iron set for the POINT OF BEGINNING of the above mentioned 7.1557 acre tract;

THENCE continuing along said curve to the right and along said South line of International Parkway, said curve having a central angle of 22 degrees 24 minutes 51 seconds, a radius of 945.00, a tangent of 187.24 feet and a chord bearing and distance of South 73 degrees 07 minutes 11 seconds East, 367.33 feet, and an arc distance of 369.69 feet to a 5/8" iron rod set for corner;

THENCE South 00 degrees 25 minutes 34 seconds West, departing said South line and along the East line of said 7.1557 acre tract, a distance of 836.11 feet to a 5/8" iron rod set for corner in the North line of the Kansas City South Railroad Company (150' R.O.W.);

THENCE North 84 degrees 38 minutes 45 seconds West, along said North line, a distance of 353.10 feet to a 5/8" iron rod set for corner, said corner being the Southwest corner of said 7.1557 acre tract;

THENCE North 00 degrees 23 minutes 14 seconds East, along the West line of said tract, a distance of 909.43 feet to the POINT OF BEGINNING and containing 311,702 square feet or 7.1557 acres of land, more or less, and also being all of those certain tracts of land conveyed to CB PARKWAY BUSINESS CENTER II, LTD. by Crow-Billingsley #30 and Henry Billingsley as recorded in Collin County Clerk #97-0018434 and 97-0018433 Deed Records, Collin County, Texas, respectively.

                                    EXHIBIT B

                         BUILDING RULES AND REGULATIONS

         The following rules and regulations shall apply to the Project and the appurtenances thereto:

         1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

         2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

         3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises' interior walls) shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and any Building standard window treatments.

4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

         5. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant three keys to such tenant's leased premises free of charge, with additional keys provided at such tenant's cost, and no tenant shall make a duplicate thereof. Security Building access cards shall be provided by Landlord to tenants after receipt of a $10.00 deposit per card.

         6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby, shall be conducted so not to unreasonably interfere with the use of the Building by Landlord and other tenants, and if reasonably required by Landlord, under its supervision and control. Tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

         7. All damage to the Building caused by the installation, placement, or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant. No tenant shall be liable for any damage resulting solely from the weight of any items placed in the Building by such tenant provided such items do not, in the aggregate, exceed the building weight loads specified by Landlord.

         8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals other than animals assisting the disabled shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

         9. Tenant shall cooperate with Landlord's employees in keeping the Building and its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

          10. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

         11. Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

         12. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance not approved in writing in advance by Landlord.

         13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

         14. In the event any vending machines are maintained in the Building for common use by all tenants, no vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord, which consent shall not be unreasonably delayed, withheld or conditioned. Any vending machines contained in any leased premises shall be for the sole use of the applicable tenant, its employees and guests.

         15. All mail chutes located in the Building shall be available for use by Landlord and all tenants of the Building according to the rules of the United States Postal Service.

16. No smoking of any type is permitted in any portion of the Building, including any portion thereof leased by tenants. Landlord shall designate smoking areas outside of the Building.

17. No firearms or weapons of any type are permitted upon the Land or within the Project.

         18. While at the Project, Tenant, its employees, agents and guests shall behave in a manner consistent with that expected in a Class A office building located in North Dallas.

19. Tenant shall notify Landlord before holding an event in a common area of the Project or serving alcohol.

                                    EXHIBIT C

         OPERATING EXPENSES

         1. Tenant shall pay from time to time an amount (the "Excess") calculated by multiplying (a) the amount by which the Basic Cost (defined below), divided by the Total Rentable Square Feet, exceeds $5.50 (the "Expense Stop"), by (b) the Rentable Square Feet. The Excess may be calculated and collected annually in arrears on a calendar year basis and, in such event, shall be due within thirty (30) days after Landlord furnishes to Tenant a written statement (the "Annual Operating Statement") reflecting the Basic Cost for the calendar year (as may be adjusted as provided herein) and calculating the Excess, if any. Said statement shall be furnished by April 1 immediately following the applicable calendar year, or as soon thereafter as practicable. Alternatively, Excess may be estimated and collected monthly and then reconciled against Basic Costs at calendar year end. In such event, Landlord shall make and notify Tenant of its good faith estimate of the Excess for the applicable calendar year (or part thereof), whereafter, Tenant shall pay to Landlord, in advance on the first day of each calendar month of such year (or part thereof), an amount equal to the estimated Excess divided by 12 (or such lesser number of months as applicable). From time to time during any calendar year, Landlord may re-estimate the Excess for that calendar year and the monthly installments of Excess payable by Tenant shall be adjusted accordingly so that, by the end of the calendar year in question, Tenant shall have paid the full Excess as estimated by Landlord for such year. The Basic Cost (other than the first year in which the Building is occupied) and Expense Stop shall be prorated for any portion of the Term which is less than a full calendar year.

         2. The term "Basic Cost" shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Project (including the associated parking facilities), determined in accordance with generally accepted federal income tax basis accounting principles consistently applied, including but not limited to the following:

                  (a) Wages and salaries of all employees engaged on-site in the Project in the operation, repair, replacement, maintenance, landscaping and security of the Project, including taxes, insurance and benefits relating thereto, such costs to be allocated based on the relative rentable square footage of the buildings directly managed by these personnel if they are providing services to multiple buildings;

          (b) All supplies and materials used in the operation, maintenance, landscaping, repair, replacement, and security of the Project;

                  (c) Annual cost of all capital improvements made to the Project which although capital in nature can reasonably be expected to reduce the normal operating costs of the Project, as well as all capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined in accordance with generally accepted federal income tax basis accounting principles consistently applied;

                  (d) Cost of all utilities, other than the cost of utilities paid directly by Tenant or actually reimbursed to Landlord by Tenant or other Building tenants (including Tenant under Section 4 (b) of the Lease);

(e) Cost of any insurance or insurance related expense applicable to the Project and Landlord's personal property used in connection therewith;

                  (f) All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Project (or its operation), excluding, however, federal and state taxes on income
(collectively, "Taxes") (and Landlord shall make reasonable and diligent efforts, as deemed necessary or appropriate in Landlord's reasonable discretion, to contest property valuations and otherwise minimize Taxes which may include retaining a tax consultant to assist in determining the fair tax valuation of the Project and protesting any unfair valuations, with all associated costs being a Basic Cost). Notwithstanding the above, if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Project, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for the purposes hereof;

(g) Cost of repairs, replacements, and general maintenance of the Project, other than replacement of the roof, foundation and exterior walls of the Building;

                  (h) Cost of service or maintenance contracts with independent contractors for the operation, maintenance, landscaping, repair, replacement, or security of the Project (including, without limitation, alarm service, window cleaning, and elevator maintenance);

(i) A management fee, which may be paid to Landlord or any affiliates thereof, as a percentage of the gross scheduled rent of the Building;

                  (j) Costs for landscaping and maintaining the medians within the Park, such costs to be allocated based on a fraction of which the numerator is the linear footage of frontage of the Project to International Parkway and the denominator which is the total linear footage of frontage in the Park bounded by the medians;

                  (k) Security for the Project, such costs to be allocated to each building based on relative rentable square footage when multiple buildings are covered by one contract; and

                  (l) A pro rata portion of the salary and benefits (including taxes and insurance) of the employees located off-site at Landlord's corporate offices providing services to the Project, such costs to be allocated among all buildings managed by such employees based on rentable square footage.

                  Any Basic Cost incurred in connection with any work performed, or services provided, to or for the benefit of one or more of the buildings located in the office park of which the Project is a part and commonly referred to as the International Business Park shall be allocated between all such buildings, including the Building, on a per square foot of rentable area basis.

There are specifically excluded from the definition of the term "Basic Cost" costs (1) for capital improvements made to the Project, other than capital improvements described in Section 2.(c) above and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (2) for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant; (3) for interest, amortization or other payments on loans to Landlord; (4) for depreciation of the Building; (5) for leasing commissions; (6) for legal expenses, other than those incurred for the general benefit of the Building's tenants (e.g., tax disputes); (7) for renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (8) for correcting defects in the construction of the Building; (9) for overtime or other expenses of Landlord in curing defaults or performing work expressly provided in this Lease to be borne at Landlord's expense; (10) for federal income taxes imposed on or measured by the income of Landlord from the operation of the Project; (11) repairs or replacements necessitated by Landlord's gross negligence or willful misconduct; (12) amounts reimbursed to Landlord pursuant to any warranty or by any other tenant or third party; (13) reserves for future expenses; (14) late charges or penalties incurred as a result of Landlord's failure to pay any bills or charges when due; (15) general overhead of Landlord (not including any goods or services used or provided directly for the benefit of the Project); (16) amounts incurred to remediate any hazardous substances as defined by applicable environmental law unless caused in whole or in part by Tenant, its officers, employees, agents, contractors or customers; and (17) for rent or other payment due under any ground lease for any or all the Land.

         3. The Annual Operating Expense Statement shall include a statement of Landlord's actual Basic Cost for the previous year adjusted as provided in
Section 4 of this Exhibit. If Tenant has paid estimated Excess and the Annual Operating Expense Statement reveals that Tenant paid more for Basic Cost than the actual Excess in the year for which such statement was prepared, then Landlord shall credit or reimburse Tenant for such excess within thirty (30) days after delivery of the Annual Operating Expense Statement; conversely, if Tenant paid less than the actual Excess, then Tenant shall pay Landlord such deficiency within thirty (30) days after delivery of the Annual Operating Expense Statement.

         4. With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Variable Basic Costs (defined below) for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof. As used herein, "Variable Basic Costs" means any Basic Cost that is variable in correlation with the level of occupancy of the Building.

                                    EXHIBIT D

                            TENANT FINISH-WORK: PLANS

                                 DAL02:136713.10

1. Except as set forth in this Exhibit, Tenant accepts the Premises in their "as is" condition on the date that this Lease is entered into.

2. On or before January 13, 1999, Landlord shall provide to Tenant for its approval final working drawings, prepared in accordance with the Space Plans approved by Tenant and attached hereto as Exhibit "D-1", of all improvements that Landlord proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable governmental laws, codes, rules, and regulations. Landlord shall require Tenant's written approval of such plans within three (3) business days after delivery to Tenant. Further, if any of Tenant's proposed construction work will affect the Building's heating, ventilation and air conditioning, electrical, mechanical, or plumbing systems, then the working drawings pertaining thereto shall be prepared by the Building's engineer of record. As used herein, "Working Drawings " shall mean the final working drawings provided by Landlord, as amended from time to time by any approved changes thereto, and "Work " shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. Landlord's preparation and delivery of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or condition, or that such drawings comply with any applicable law or code, but shall merely be the consent of Landlord to the performance of the Work. Tenant shall, at Landlord's request, sign the Working Drawings to evidence its review and approval thereof. All changes in the Work must receive the prior written approval of Landlord. After the Working Drawings have been approved, Landlord shall cause the Work to be performed in accordance with the Working Drawings.

(c) If a delay in the performance of the Work occurs because of any change by Tenant to the Space Plans or the Working Drawings, because of any specification by Tenant of materials or installations in addition to or other than Landlord's standard finish-out materials, or if Tenant otherwise delays completion of the Work, then, notwithstanding any provision to the contrary in this Lease, Tenant's obligation to pay Basic Rental and Tenant's share of Excess and Electrical Costs hereunder shall commence on the scheduled Commencement Date. If the Premises are not ready for occupancy and the Work is not substantially completed (as reasonably determined by Landlord) on the scheduled Commencement Date for any reason other than the reasons specified in the immediately preceding sentence, then the obligations of Landlord and Tenant shall continue in full force and Basic Rental and Tenant's share of Excess and Electrical Costs shall be abated until the date the Work is substantially completed, which date shall be the Commencement Date.

4. Landlord shall bear the entire cost of performing the Work depicted on the Space Plans initially submitted to and approved by Tenant. Tenant shall bear the entire additional costs incurred by Landlord in performing the Work because of an event specified in clauses , , or of this Exhibit. Tenant shall pay Landlord an amount equal to 50% of the estimated additional costs of any change to the Space Plans or the Working Drawings at the time of such change; Tenant shall pay to Landlord the remaining portion of additional costs incurred in performing the Work because of an event specified in clauses , , or of this Exhibit upon Substantial Completion of the Work and before Tenant occupies the Premises to conduct business therein.

5. To the extent not inconsistent with this Exhibit, Section 7 of this Lease shall govern the performance of the Work and the Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.

                                    EXHIBIT E

                                                       RENEWAL OPTION

         1. Provided no Event of Default exists and Tenant (or any permitted or approved assignee or subtenant) is occupying the entire Premises at the time of such election, Tenant may renew this Lease for one (1) additional period of five
(5) years on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not later than twelve (12) months before the expiration of the initial Term. On or before the expiration of the initial Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

(a) The Basic Rental payable for each month during each such extended Term shall be as provided below;

(b) Tenant shall have no further renewal options unless expressly granted by Landlord in writing; and



         2. Basic Rental during the extended Term shall be equal to the then prevailing market rate for leases then being renewed or for new leases of second generation space then being entered into of equivalent quality, size, utility and location in Comparable Buildings, with the length of the extended Term, the credit standing of the Tenant, and any tenant inducements (e.g., tenant improvement allowance) taken into account.

         3. Tenant's rights under this Exhibit shall terminate if (a) this Lease or Tenant's right to possession of the Premises is terminated, (b) Tenant wrongfully assigns any of its interest in this Lease or wrongfully sublets any portion of the Premises, or (c) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof.

                                    EXHIBIT F

                                     PARKING

         Landlord shall provide and Tenant shall be permitted the non-exclusive use of one parking space for every 247 square feet of Rentable Square Feet during the initial Term at no cost. Such parking shall be located in the parking area associated with the Project (the "Parking Area") and shall be unassigned.

         EXHIBIT G

         JANITORIAL SPECIFICATIONS

6.JANITORIAL  SERVICE   SPECIFICATIONS  FOR  TENANT  SUITES,   COMMON  AREAS  ON
TENANT-OCCUPIED FLOORS AND TENANT COMPUTER ROOMS.

(a)      Nightly Services

(1) All surface areas, desks, file cabinets, counter tops, book shelves, credenzas, computer screens and other equipment will be dusted. Desk tops will be wiped down but no papers will be moved. All ashtrays and urns will be emptied and wiped.

(2) All carpeted areas will be vacuumed. Carpets will be spot cleaned where needed. All hard surface floors will be swept with a dust mop then damp mopped.
(3) All trash receptacles will be emptied and wiped down. Liners will be changed whenever necessary. Garbage will be taken to the designated areas for trash removal. (4) All magazines will be straightened. Glass top desks, glass doors, partitions, light switches and walls will be cleaned to remove smudges and fingerprints.

(5) All stairwells will be vacuumed and swept as well as dusted. (6) The elevator will be vacuumed and fingerprints removed from wall surfaces. (7) All kitchen countertops, tables and cupboard doors in break rooms will be cleaned and disinfected. Hand prints and smudges will be removed from the exterior of the refrigerator as well as any other appliances. Microwaves will be cleaned inside and out. Sinks and other chrome areas will be cleaned and polished. (8) Mugs, plates and glasses will be placed in the dishwasher and washed only if they are placed in the break room sink by company employees. Dishes will not be removed from the dishwasher. (9) All fixtures and appliances in the restrooms will be cleaned and sanitized. All chrome and mirrors will be cleaned and polished.

(10) All commodes and urinals will be cleaned with a germicidal disinfectant. The use of an
----
emulsion bowl cleaner will be used whenever necessary.

(11)            Restroom floors will be cleaned using a germicidal disinfectant.
----
(12)            Light bulbs will be replaced as needed.
----

(b)             Weekly Services

(1)             All pictures and door frames will be dusted.
---
(2) Partitions and walls in the restrooms will be completely wiped down with a germicidal
---
                disinfectant.
(3)             All VCT floors will be buffed.
---

         c.       Monthly Services

                  i.       All mini-blinds and A/C vents will be dusted.
                  ii.      All interior windows will be cleaned.
                  iii. All VCT floors will be waxed (more often as necessary).

         d.       Quarterly Services

                  i.       All exterior windows will be cleaned.

                                    EXHIBIT H

         SIGNAGE CRITERIA

SIGN CRITERIA

The purpose of this sign criteria is to create a graphic environment that is individual and distinctive in identity for the Tenant and also compatible with other signs on this and future buildings. The total concept should give an impression of quality, professionalism and instill a good business image. Lettering shall be well proportioned and its design, spacing and legibility shall be a major criterion for approval.

The following specifications are to be used for the design of your sign; however, in all cases, final written approval must be obtained from the lessor prior to the manufacturing or installation of any signage. Lessor shall make all final and controlling determinations concerning any questions of interpretations of this sign policy.

NOTICE: Written approval and conformance with these specifications does not imply conformance with local City and County sign ordinances. Please have your sign company check with local authorities to avoid non-compliance with local codes.

Exterior Signs

A.       REQUIRED SIGNS

         1. Tenant shall be requested to identify its premises by erecting one (1) sign which shall be attached directly to the building parapet as described hereinafter.

B.       TYPE OF SIGN

1. Internally illuminated acrylic faced, individual letters raceway mounted on building face. Letters shall appear black when not illuminated, white when illuminated.

C.       SIZE OF SIGN

1. Placement: All signs shall be designed to fit entirely within a horizontal band 48 inches high, from 12 inches below the top of parapet to 60 inches below the top of parapet, ascending and descending characters included.

2. Sign locations for individual tenants are to be as agreed with Owner. Maximum allowable areas per building elevation:

   North elevation, north wing (aggregate): 67.5' maximum length, 180 sf. area North elevation, south wing (aggregate): 67.5' maximum length, 180 sf. area East elevation, north wing (aggregate):135.0' maximum length, 360 sf. area East elevation, south wing (aggregate):225.0' maximum length, 600 sf. area West elevation, north wing (aggregate):225.0' maximum length, 600 sf. area

         3. Depth - 6" minimum, or as required to diffuse neon stroke for uniform appearance.

4. Height - not to exceed 40" . Multiple Rows - not to exceed 40" in total height including spaces between rows; Minimum Letter Size - 10" .

  D.    TYPE OF SIGN

1. Any style (block or script) may be used. Upper and lower case letters are allowed. Lessor will have final review over height increases for script letters.

2. Logos in addition to signage must be approved. They must be proportionate to height of parapet and sign and in same color as signage.

        3.       Box type signs will not be permitted.

E.       COLOR OR SIGN

         1. Signs are to appear black when not illuminated, and white when illuminated.

         2. Face is to be Rohm & Haas Plexiglass. Color permitted: as required to provide day black/night white effect.

         3.       Returns:  Flat Black.

         4.       Trim Cap:  1" Flat Black Jewel Lite.
F.       CONSTRUCTION OF LETTERS

         1. Individual channel letters up to 40" high to have 1/8" plexiglass faces.

         2.       Returns:  .063 aluminum gauge (minimum).

         3.       Backs:  .080 aluminum gauge (minimum).

         4.       No armor plate or wood in the manufactured returns may be used

         5. Letter fabrication to be welded. Riveted construction not acceptable.

G.       ILLUMINATION AND WIRING

         1.       All signs must be UL labeled.

         2. Illumination shall be with 15mm and 30mm 6500 degree white neon tubing, and shall be uniform. Provide number of neon strokes adequate to provide uniform lighting across width and length of letter stroke.

         3. Secondary Wiring - All transformers and secondary wiring are to be concealed behind parapets or within ceiling plenum.

4. Electrical power shall be brought to required location at Tenant's expense. Routing and location of conduit and other required items shall not be visible on front of parapet.

5. Final electrical connection of sign to transformer box will be performed by a licensed electrician approved by Landlord. Sign timer controls for all tenants to be set per Landlord requirements.
H.       PLACEMENT AND INSTALLATION

         1.       General Notes

                  a.      Letters are to be located on signage area of building
                           as determined by Landlord.
                  b.       Attachment of signage to meet U.L. Standards.  No
                            exposed wiring is permitted.
                  c.       All fasteners used are to be non-corrosive.
                  d. Tenant will be responsible for all damage to the building incurred during sign installation or removal.
                  e. Tenant submittals for lighting approval shall indicate methods of attachment to building face.  Tenants should be aware that building
                           face is 8"  concrete tilt wall.

I.       SUBMITTAL FOR APPROVAL

         1. Prior to awarding a contract for fabrication and installation, Tenant shall submit three (3)
                                      -----
                  sealed drawings for final review and approval to:

                  Billingsley Property Services
                  Texas Commerce Tower
                  2200 Ross Avenue, Suite 4800 West
                  Dallas, Texas  75201
                  Attention:  Becky Rowland, Property Manager

         2. Elevation of building fascia and sign shall be drawn using a minimum 1/4" = 1' - 0" scale.

         3. Drawing shall indicate the following specifications: Type, color and thickness of plexiglass, type of materials, finish used on return, type of illumination and mounting method. Tenant's sign contractor shall first visit the site to verify existing conditions prior to preparation of shop drawings, information needed to prepare submittals shall also be obtained during the visit.

         4. Drawings must include fascia cross section showing electrical connections.

J.       PERMITS

         1. All City permits and approvals from the landlord are required prior to sign fabrication.

K.       WINDOW SIGNS

         1.       No window signs are permitted.

L.       MONUMENT SIGNS

         1. Tenants shall provide identification signs per Owner's criteria for mounting on monument sign.

         2. All single-tenant buildings, signs shall be 10" high metal letters with black baked-on gloss finish, in Universe 67 letter style.

3. At multi-tenant buildings, signs shall be 6" high metal letters with black baked-on gloss finish, in Universe 67 letter style.

M.       SECONDARY ENTRY SIGNS

         1.       Not allowed.

N.       THE FOLLOWING ARE NOT PERMITTED:

         1.       Roof signs or box signs

         2.       Cloth signs hanging in front of business

         3.       Exposed seam tubing

         4.       Animated or moving components

         5.       Intermittent or flashing illumination

         6.       Iridescent painted signs

         7.       Letters mounted or painted directly on illuminated panels

         8. Signs or letters painted directly on any surface except as herein provided

         9. The names, stamps or decals of manufacturers or installers shall not be visible except for technical data (if any) required by governing authorities.

Interior Signs

A. Interior signs identifying fixed building elements, and two building directions identifying Tenant Names and Suite Numbers, will be provided by Landlord.

1.       Signs Included:

         a.       Building Directory (Lobby)
         b.       Building Directory (South Vestibule)
         c.       Suite Number Identification
         d.       Stair Identification
         e.       Toilet Room Identification
         f.       Identification of Mechanical Spaces
         g.       Emergency Egress Directions

B. Tenant Identification signs for suite entries are to be provided by each tenant. These are to be wall mounted adjacent to entrance doors. Sign size and location shall comply with all local codes and ordinances, as well as ADA/TAS.

1. Size: 24 inches high maximum; 48 inches wide maximum; 4 sf. maximum overall, as defined by a rectangle surrounding a regularly shaped sign, or as defined in the case of an irregularly shaped sign by a rectilinear perimeter of not more than eight (8) straight lines enclosing the extreme limits of any figure or character.

2. Color: At tenant's option subject to approval by Landlord.

3. Illumination: Not Allowed. 4. Content: Text and logos acceptable, subject to size limitations.

C. Tenant signs within tenant space provided by tenant if desired. Size, color, configuration, illumination and content at Tenant's option subject to approval by Landlord.

July 23, 1997